Exhibit 99.2

CALLON PETROLEUM COMPANY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

On April 19, 2016, Callon Petroleum Company (the “Company”) entered into a definitive purchase and sale agreement for the acquisition of 17,298 gross (14,089 net) acres primarily located in Howard County, Texas, in the central portion of the Midland Basin (the “Acquired Properties”), for an aggregate purchase price of $220 million in cash and 9,333,333 shares of common stock, subject to customary purchase price adjustments. The acquisition closed on May 26, 2016. The Company acquired an 81% average working interest (61% average net revenue interest) in the Acquired Properties.

On April 25, 2016, the Company completed an underwritten public offering of 25,300,000 shares of common stock at $8.50 per share, before underwriting discounts resulting in estimated net proceeds of $205.9 million after deducting underwriter’s discounts and commissions and estimated offering expenses. Proceeds from the offering were used to fund a portion of the acquisition.

We derived the unaudited pro forma consolidated statements of operations from the historical consolidated statements of operations of the Company and the statements of revenues and direct operating expenses of the Acquired Properties for the respective periods. The unaudited pro forma consolidated statements of operations for the three and six months ended June 30, 2016 give effect to the acquisition, borrowings under our senior secured revolving credit facility to fund the acquisition, and the issuances of common stock referred to above as if they occurred on January 1, 2015.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated statements of operations. The pro forma adjustments reflected herein are based on management’s expectations regarding the acquisition, the issuances of common stock and the debt transactions discussed above. The acquisition will be accounted for under the purchase method of accounting, which involves determining the fair values of assets acquired and liabilities assumed. The purchase price allocation is preliminary and based on management’s best estimates as of the date of this Current Report on Form 8-K. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. Any such adjustments to the preliminary estimates of fair value could be material.

The unaudited pro forma consolidated statements of operations are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the transactions been consummated on the dates or for the periods presented. The unaudited pro forma consolidated statements of operations should be read in conjunction with the audited December 31, 2015 consolidated statements of operations and notes thereto contained in the Company’s Annual Report on Form 10-K filed on March 3, 2016, the unaudited June 30, 2016 consolidated statements of operations contained in the Company’s Quarterly Report on Form 10-Q filed on August 8, 2016, the audited statements of revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 2015 in the Company’s Current Report on Form 8-K/A filed on August 3, 2016, and the unaudited statements of revenues and direct operating expenses of the Acquired Properties for the three months ended March 31, 2016, in the Company’s Current Report on Form 8-K/A, filed on August 3, 2016.

CALLON PETROLEUM COMPANY

Unaudited Pro forma Consolidated Statements of Operations for the Three Months Ended June 30, 2016

(in thousands, except per share data)

	Historical	Acquired Properties		Pro forma Adjustments		Pro forma
Operating revenues:
Oil sales	$40,555	$—		$—		$	*
Natural gas sales	4,590	—		—			*

Total operating revenues	45,145	3,792	(a)	—			48,937
Operating expenses:
Lease operating expenses	7,311	918	(a)	—			8,229
Production taxes	2,455	255	(a)	—			2,710
Depreciation, depletion and amortization	16,293	—		2,094	(b)		18,387
General and administrative	6,302	—		—			6,302
Accretion expense	395	—		—			395
Write-down of oil and natural gas properties	61,012	—		—			61,012
Acquisition expense	1,906	—		—			1,906

Total operating expenses	95,674	1,173		2,094			98,941

Income (loss) from operations	(50,529)	2,619		(2,094)			(50,004)

Other (income) expenses:
Interest (income) expense, net of capitalized amounts	4,180	—		(2,943)	(c)		1,237
Loss on derivative contracts	15,484	—		—			15,484
Other income	(96)	—		—			(96)

Total other (income) expenses	19,568	—		(2,943)			16,625

Income (loss) before income taxes	(70,097)	2,619		849			(66,629)
Income tax expense	—	—		—	(d)		—

Net income (loss)	(70,097)	2,619		849			(66,629)
Preferred stock dividends	(1,823)	—		—			(1,823)

Income (loss) available to common stockholders	$(71,920)	$2,619		$849			$(68,452)

Loss per common share:
Basic	$(0.61)						$(0.58)
Diluted	$(0.61)						$(0.58)
Shares used in computing loss per common share:
Basic	118,209						118,209
Diluted	118,209						118,209

*No pro forma for oil and natural gas sales.

CALLON PETROLEUM COMPANY

Unaudited Pro forma Consolidated Statements of Operations for the Six Months Ended June 30, 2016

(in thousands, except per share data)

	Historical	Acquired Properties		Pro forma Adjustments		Pro forma
Operating revenues:
Oil sales	$67,998	$—		$—		$	*
Natural gas sales	7,845	—		—			*

Total operating revenues	75,843	9,167	(e)	—			85,010
Operating expenses:
Lease operating expenses	14,268	2,364	(e)	—			16,632
Production taxes	4,675	590	(e)	—			5,265
Depreciation, depletion and amortization	32,015	—		6,349	(f)		38,364
General and administrative	11,864	—		—			11,864
Accretion expense	575	—		(27)	(f)		548
Write-down of oil and natural gas properties	95,788	—		—			95,788
Acquisition expense	1,954	—		—			1,954

Total operating expenses	161,139	2,954		6,322			170,415

Income (loss) from operations	(85,296)	6,213		(6,322)			(85,405)

Other (income) expenses:
Interest (income) expense, net of capitalized amounts	9,671	—		(6,760)	(g)		2,911
Loss on derivative contracts	16,416	—		—			16,416
Other income	(177)	—		—			(177)

Total other (income) expenses	25,910	—		(6,760)			19,150

Income (loss) before income taxes	(111,206)	6,213		438			(104,555)
Income tax expense	—	—		—	(h)		—

Net income (loss)	(111,206)	6,213		438			(104,555)
Preferred stock dividends	(3,647)	—		—			(3,647)

Income (loss) available to common stockholders	$(114,853)	$6,213		$438			$(108,202)

Loss per common share:
Basic	$(1.14)						$(1.07)
Diluted	$(1.14)						$(1.07)
Shares used in computing loss per common share:
Basic	100,895						100,895
Diluted	100,895						100,895

*No pro forma for oil and natural gas sales.

1. Basis of Presentation

On April 19, 2016, the Callon Petroleum Company (the “Company”) entered into a definitive purchase and sale agreement for the acquisition of 17,298 gross (14,089 net) acres primarily located in Howard County, Texas, in the central portion of the Midland Basin (the “Acquired Properties”), for an aggregate purchase price of $220 million in cash and 9,333,333 shares of common stock, subject to customary purchase price adjustments. The acquisition closed on May 26, 2016. The Company acquired an 81% average working interest (61% average net revenue interest) in the Acquired Properties.

On April 25, 2016, the Company completed an underwritten public offering of 25,300,000 shares of common stock at $8.50 per share, before underwriting discounts resulting in estimated net proceeds of $205.9 million after deducting underwriter’s discounts and commissions and estimated offering expenses. Proceeds from the offering were used to fund a portion of the acquisition.

The accompanying unaudited consolidated pro forma statements of operations present the consolidated statements of operations of the Company, assuming the acquisition, borrowings under our senior secured revolving credit facility (the “Credit Facility”) to fund the acquisition, and the issuances of common stock discussed above, occurred as of January 1, 2015 for purposes of the pro forma consolidated statements of operations for the three and six months ended June 30, 2016.

The unaudited consolidated pro forma statements of operations are presented for illustrative purposes only and do not purport to represent what the Company’s financial position or results of operations would have been if the acquisition, borrowings under our Credit Facility to fund the acquisition, and the issuances of common stock had occurred as presented, or to project the Company’s financial position or results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the acquisition, borrowings under our Credit Facility to fund the acquisition, and the issuance of common stock and are expected to have a continuing impact on the Company’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited consolidated pro forma statements of operations have been made.

2. Preliminary Purchase Accounting

The acquisition closed on May 26, 2016, for an aggregate purchase price of $220 million in cash and 9,333,333 shares of common stock, subject to customary purchase price adjustments. The acquisition will be accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed are presented based on their estimated acquisition date fair values. The purchase price allocation below is preliminary and based on management’s best estimates as of the date of this Current Report on Form 8-K. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. Any such adjustments to the preliminary estimates of fair value could be material.

The following table summarizes the estimated acquisition date fair values of the net assets to be acquired in the Acquisition (in thousands):

Oil and natural gas properties	$96,194
Unevaluated oil and natural gas properties	233,387
Asset retirement obligations	(8)

Net assets to be acquired	$329,573

3. Notes to the Unaudited Pro forma Consolidated Statements of Operations

Pro forma Statement of Operations for the three months ended June 30, 2016

(a)	To record the historical revenues and direct operating expenses related to the Acquired Properties.

(b)	To record depreciation, depletion, and amortization related to the Acquired Properties.

(c)	To record $0.3 million of interest expense related to borrowings under the Credit Facility, offset by $3.2 million of estimated interest costs capitalized to unevaluated oil and natural gas properties. The Company capitalizes interest on unevaluated oil and natural gas properties.

(d)	As a result of the write-downs of oil and natural gas properties recognized in the second half of 2015, the Company has incurred a cumulative three year loss. Because of the impact the cumulative loss has on the determination of the recoverability of deferred tax asset through future earnings, the Company established a valuation allowance for a portion of the deferred tax asset. The Company typically provides income taxes at a statutory rate of 35%, but due to the valuation allowance, the Company did not recognize income tax expense.

Pro forma Statement of Operations for the six months ended June 30, 2016

(e)	To record the historical revenues and direct operating expenses related to the Acquired Properties.

(f)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Acquired Properties.

(g)	To record $0.6 million of interest expense related to borrowings under the Credit Facility, offset by $7.4 million of estimated interest costs capitalized to unevaluated oil and natural gas properties. The Company capitalizes interest on unevaluated oil and natural gas properties.

(h)	As a result of the write-downs of oil and natural gas properties recognized in the second half of 2015, the Company has incurred a cumulative three year loss. Because of the impact the cumulative loss has on the determination of the recoverability of deferred tax asset through future earnings, the Company established a valuation allowance for a portion of the deferred tax asset. The Company typically provides income taxes at a statutory rate of 35%, but due to the valuation allowance, the Company did not recognize income tax expense.